                                                                    Exhibit 23.4

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003 with respect to the consolidated financial statements of NCO Portfolio Management, Inc. incorporated by reference in the Proxy Statement of RMH Teleservices, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-112711) and Prospectus of NCO Group, Inc. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP

Philadelphia, PA
February 27, 2004